UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): December 22, 2003

ENBRIDGE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in charter)

DELAWARE	1-10934	39-1715850
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1100 LOUISIANA SUITE 3300 HOUSTON, TEXAS		77002
(Address of Principal Executive Offices)		(Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 821-2000

ITEM 5.   OTHER EVENTS.

On December 22, 2003, Enbridge Energy Partners, L.P., a Delaware limited partnership, issued a press release announcing that it has agreed to acquire crude oil pipeline and storage systems from Shell Pipeline Company LP and Shell Oil Products US for $131.0 million, excluding customary closing adjustments for working capital and other items.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

	99.1	Press Release of Enbridge Energy Partners, L.P., dated December 22, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P.

	By:	Enbridge Energy Management, L.L.C., as delegate of Enbridge Energy Company, Inc., its General Partner

Dated: December 30, 2003	By:	/s/ Mark A. Maki
Mark A. Maki
Vice President, Finance
(Duly Authorized Officer and Principal Accounting Officer)